Exhibit (j)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 33-66712 of Lindner Investments, on Form N-1A of our report dated August 12, 2002, incorporated by reference in the Statement of Additional Information for the year ended June 30, 2002 and to the references to us under the headings "Financial Highlights" in the prospectus and "Custodian and Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
October 2, 2002